UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

Virgin Islands, British	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 ANZA BLVD SUITE 109
BURLINGAME, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2024, Roadzen, Inc. (the “Issuer”), a wholly-owned subsidiary of Roadzen Inc. (the “Company”), entered into Amendment No. 1 to the Senior Secured Note Purchase Agreement (the “Amendment”), by and among the Issuer, the subsidiary guarantors party thereto (the “Guarantors”), Mizuho Securities USA LLC, as administrative agent and collateral agent (in such capacity, the “Agent”) and as a purchaser thereunder (in such capacity, the “Purchaser”), which amended the Senior Secured Note Purchase Agreement, dated as of June 30, 2023 (the “Note Purchase Agreement”), by and among the Issuer, the Guarantors, the Agent and the Purchaser. Among other things, the Amendment provides for (i) the purchase by the Purchaser of an additional $4 million in principal amount of senior secured notes (the “Additional Notes”), increasing the aggregate principal amount of notes issued under the Note Purchase Agreement to $11.5 million (the Additional Notes and the original notes, collectively, the “Notes”), and (ii) an extension of the maturity date of the Notes to December 31, 2024. The terms of the Additional Notes are otherwise the same as the original notes issued at the closing of the Note Purchase Agreement in June 2023, including an interest rate of 15% per annum (subject to increase under certain circumstances as described in the Note Purchase Agreement). The closing of the purchase and sale of the Additional Notes pursuant to the Amendment (the “Closing”) occurred on July 26, 2024. At the Closing, the Issuer issued to the Purchaser an amended and restated senior secured note (the “Restated Note”), reflecting the increased principal amount of $11.5 million and amending and restating in its entirety the promissory note originally issued by the Issuer to the Purchaser on June 30, 2023.

The foregoing descriptions of the Amendment and the Restated Note do not purport to be complete and are qualified in their entireties by reference to the full text of the Amendment and the Restated Note, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amendment and the Restated Note contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02 of this Current Report to the extent required. The Additional Notes were offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, for the sale of securities not involving a public offering.

Item 7.01 Regulation FD Disclosure.

On July 26, 2024, the Company issued a press release regarding the matters discussed in Item 1.01 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

4.1	Amended and Restated Senior Secured Note, dated July 26, 2024.
10.1	Amendment No. 1 to the Senior Secured Note Purchase Agreement, dated as of July 26, 2024.
99.1	Press Release issued July 26, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	July 30, 2024	By:	/s/ Jean-Noel Gallardo
Name: Jean-Noel Gallardo Title: Chief Financial Officer